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REAL ESTATE

MIDLAND LOAN SERVICES

ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, David D. Spotts, as Senior Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.     A review of the Servicer’s activities during the calendar year 2021 (the “Reporting Period”) and of its performance under the Agreement has been made under the undersigned officer’s supervision; and

2.     To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

Dated: February 22, 2022

Midland Loan Services, a division of

PNC Bank, National Association

/s/ David D. Spotts

David D. Spotts

Senior Vice President

Member of The PNC Financial Services Group

10851 Mastin Boulevard  Overland Park, Kansas 66210

800-327-8083

www.pnc.com/midland

Schedule I

GS Mortgage Securities Corp II

Recipient Role	Deal Name	Series Number	Midland Role
Depositor	SOHO 2021-SOHO	Series 2021-SOHO	Special Servicer
Depositor	GS Mortgage Securities Corporation II	Series 2010-C2	Special Servicer
Depositor	GS Mortgage Securities Corporation II	Series 2013-GCJ16
Primary Servicer of the Miracle Mile loan under the COMM 2013-CCRE12 PSA.
Special Servicer of the Walpole Shopping Mall loan under the CGCMT 2013-GC15 PSA
Depositor	GS Mortgage Securities Corporation II	Series 2014-GC20
Special Servicer of the Newcastle Senior Housing Portfolio loan under the CGCMT 2014-GC19 PSA.
Depositor	GS Mortgage Securities Corporation II	Series 2014-GC22
Special Servicer of the Newcastle Senior Housing Portfolio loan under the CGCMT 2014-GC19 PSA.
Depositor	GS Mortgage Securities Corporation II	Series 2014-GC24	Master Servicer
Depositor	GS Mortgage Securities Corporation II	Series 2014-GC26
Special Servicer of the Fenley Office Portfolio loan under the CGCMT 2014-GC25 PSA.
Depositor	GS Mortgage Securities Corporation II	Series 2015-GC30	Master and Special Servicer
Master and Special Servicer of the Selig Office Portfolio and the 170 Broadway loans under the CGCMT 2015-GC29 PSA.
Depositor	GS Mortgage Securities Corporation II	Series 2015-GC32	Master Servicer
Master and Special Servicer of the US Storage Mart Portfolio under the CGBAM 2015-SMRT TSA.
Master and Special Servicer of the Selig Office Portfolio loan under the CGCMT 2015-GC29 PSA.
Master and Special Servicer of the Dallas Market Center loan under the GSMS 2015-GC30 PSA.
Depositor	GS Mortgage Securities Corporation II	Series 2015-GS1	Master Servicer
Depositor	GS Mortgage Securities Corporation II	Series 2016-GS2	Master Servicer
Depositor	GS Mortgage Securities Corporation II	Series 2016-GS3	Master Servicer
Master Servicer of The Falls loan under the MSC 2016-UBS12 PSA.
Master Servicer of the Residence Inn & Springhill Suites North Shore, the Panorama Corporate Center, and the Veritas Multifamily Pool 2 loans under the GSMS 2016-GS2 PSA
Depositor	GS Mortgage Securities Corporation II	Series 2016-GS4	General Special Servicer
Master Servicer of the US Industrial Portfolio, 540 West Madison, Hamilton Place and Embassy Suites Portland Airport loans under the GSMS 2016-GS3 PSA.
Master Servicer of the Residence Inn & Springhill Suites North Shore loan under the GSMS 2016-GS2 PSA.
Depositor	GS Mortgage Securities Corporation II	Series 2016-350P	Servicer
Depositor	GS Mortgage Securities Corporation II	Series 2017-485L	Servicer
Depositor	GS Mortgage Securities Corporation II	Series 2017-GS5	Master Servicer
Master Servicer of the 350 Park Avenue loan under the VNDO 2016-350P TSA.
Master Servicer of the US Industrial Portfolio loan under the GSMS 2016-GS3 PSA.
Master Servicer and Special Servicer of the Pentagon Center loan under the GSMS 2017-GS6 PSA.
Special Servicer of the Simon Premium Outlets loan under the GSMS 2016-GS4 PSA.
Depositor	GS Mortgage Securities Corporation II	Series 2017-GPTX	Servicer and Special Servicer
Depositor	GS Mortgage Securities Corporation II	Series 2017-GS6	Master and Special Servicer
Master Servicer on the US Industrial Portfolio loan under the GSMS 2016-GS3 PSA.
Master Servicer on the Lafayette Centre, GSK R&D Centre, and the Ericsson North American HQ loans under the GSMS 2017-GS5 PSA.
Depositor	GS Mortgage Securities Corporation II	Series 2017-GS7
Master and Special Servicer on the CH2M Global Headquarters and 1999 Avenue of the Stars loans under the GSMS 2017-GS6 PSA.
Master and Special Servicer of the Marriott Grand Cayman loan under the CCUBS 2017-C1 PSA.
Master Servicer on the Lafayette Centre loan under the GSMS 2017-GS5 PSA.
Depositor	GS Mortgage Securities Corporation II	Series 2017-GS8	Special Servicer
Depositor	GS Mortgage Securities Corporation II	Series 2018-STAY	Servicer and Special Servicer
Depositor	GS Mortgage Securities Corporation II	Series 2018-GS9
Special Servicer on the Bass Pro & Cabela's Portfolio loan under the GSMS 2017-GS8 PSA.
Depositor	GS Mortgage Securities Corporation II	Series 2018-INDP	Servicer
Depositor	GS Mortgage Securities Corporation II	Series 2019-GC38	Special Servicer
Master Servicer on the 145 Clinton and 5444 & 5430 Westheimer loans under the Benchmark 2018-B8 PSA and on the Albertsons Industrial - PA loan under the GSMS 2019-GC39 PSA
Depositor	GS Mortgage Securities Corporation II	Series 2019-101C	Servicer and Special Servicer
Depositor	GS Mortgage Securities Trust 2019-GC39	Series 2019-GC39	Master Servicer
Master and Special Servicer of the 101 California Street loan under the CALI 2019-101C TSA and the 57 East 11th Street loan under the GSMS 2019-GC40 PSA
Special Servicer on the 365 Bond loan under the GSMS 2019-GC38 PSA.
Depositor	Hawaii Hotel Trust 2019-MAUI	Series 2019-MAUI	Master Servicer
Depositor	GS Mortgage Securities Corporation Trust 2019-SOHO	Series 2019-SOHO	Master & Special Servicer
Depositor	GS Mortgage Securities Corporation Trust 2019-GC40	Series 2019-GC40	Master Servicer and Special Servicer
Master and Special Servicer on the 101 California Street loan under the CALI 2019-101C TSA.

Master Servicer on the Western Digital R&D Campus loan and the Green Hills Corporate Center loan under the BMARK 2019-B11 PSA, and the loans under the GSMS 2019-GC39 PSA (Moffett Towers II Building V, 59 Maiden Lane, and Waterford Lakes Town Center)

Depositor	GSCG Trust 2019-600C	Series 2019-600C	Master Servicer and Special Servicer
Depositor	BHP Trust 2019-BXHP	Series 2019-BXHP	Master & Special Servicer
Depositor	GS Mortgage Securities Trust 2019-GC42	Series 2019-GC42	Master and Special Servicer
Master and Special Servicer on the Diamondback Industrial Portfolio 1 loan under the GSMS 2019-GC40 PSA and the Pharr Town Center loan under the CD 2019-CD8 PSA.

Master Servicer on USAA Office Portfolio, US Industrial Portfolio V, Powered Shell Portfolio - Manassas, Powered Shell Portfolio - Ashburn, Millennium Park Plaza loans, all under the CGCMT 2019-GC41 PSA

Master Servicer on the Woodlands Mall loan under the BMARK 2019-B12 PSA, the Grand Canal Shoppes loan under the MSC 2019-H7 PSA
Depositor	GS Mortgage Securities Trust 2019-GSA1	Series 2019-GSA1	Master Servicer

Master Servicer on the SoCal Retail Portfolio loan and the Grand Canal Shoppes loan, both under the MSC 2019-H7 PSA and the Millennium Park Plaza loan and the USAA Office Portfolio loan, both under the CGCMT 2019-GC41 PSA.

Master and Special Servicer on the New Jersey Center of Excellence loan and the 19100 Ridgewood loan, both under the GSMS 2019-GC42 PSA.
Depositor	GS Mortgage Securities Trust 2020-GC45	Series 2020-GC45	Master and Special Servicer

Master Servicer on The Shoppes at Blackstone, Cobb Place, PCI Pharma Portfolio, and the Broadcasting Square loans, all under the COMM 2019-GC44 PSA, and the 560 Mission Street loan under the Benchmark 2020-B16 PSA.

Master and Special Servicer on the Harvey Building Products loan under the Benchmark 2019-B14 PSA and the 19100 Ridgewood loan under the GSMS 2019-GC42 PSA.
Depositor	GS Mortgage Securities Corporation Trust 2020-UPTN	Series 2020-UPTN	Special Servicer
Depositor	GS Mortgage Securities Trust 2020-GC47	Series 2020-GC47

Master Servicer on the PCI Pharma Portfolio loan under the COMM 2020-GC44 PSA and the Midland Atlantic Portfoio loan under the CGCMT 2020-GC46 PSA. Master and Sepcial Servicer on the 555 10th Avenue loan under the CGCMT 2020-555 TSA

Depositor	Cold Storage Trust 2020-ICE5	Series 2020-ICE5	Master Servicer
Depositor	BMARK 2020-B21	Series 2020-B21	Master and Special Servicer

Master Servicer on the Redmond Town Center loan under the Benchmark 2020-B19 PSA, the White Oak Crossing loan under the CGCMT 2020-CG46 PSA, and the JW Marriott Nashville loan under the Benchmark 2021-B23 PSA.

Master Servicer and Special Servicer on the Kings Plaza loan under the Benchmark 2020-B17 PSA, and the 4 West 58th Street loan and The Hub loan under the Benchmark 2020-B20 PSA.
Depositor	GS Mortgage Securities Corporation Trust 2020-TWN3	Series 2020-TWN3	Servicer
Depositor	GS Mortgage Securities Trust 2020-GSA2	Series 2020-GSA2	Master Servicer

Master Servicer on the Grand Canal Shoppes loan under the MSC 2019-H7 PSA, the SoCal & South Miami Medical Office Portfolio loan under the BBCMS 2020-C8 PSA, the Redmond Town Center loan under the Benchmark 2020-B19 PSA.

Master Servicer and Special Servicer the 32-42 Broadway loan under the Benchmark 2020-B21 PSA.
Master Servicer on the JW Marriott Nashville loan and the Hotel ZaZa Houston Museum District loan under the Benchmark 2021-B23 PSA and the Cabinetworks Portfolio loan under the Benchmark 2021-B25 PSA.

Master Servicer on the White Oak Crossing loan under the CGCMT 2020-GC46 PSA, the McCarthy Ranch loan under the MSC 2020-L4 PSA, and the Elo Midtown Office Portfolio loan under the Benchmark 2020-B22 PSA

Depositor	BMARK 2021-B25	Series 2021-B25	Master Servicer

Master Servicer on the Phillips Point loan and the JW Marriott Nashville loan under the BMARK 2021-B23 PSA and the 30 Hudson Yards 67 loan, the Galleria Office Towers loan, the U.S. Industrial Portfolio VI loan, Boca Office Portfolio loan, and the 141 Livingston loan under the Benchmark 2021-B24 PSA.

Depositor	CRSNT 2021-MOON	Series 2021-MOON	Master and Special Servicer
Depositor	VASA 2021-VASA	Series 2021-VASA	Master Servicer
Depositor	RLGH 2021-TROT	Series 2021-TROT	Master and Special Servicer
Depositor	TPGI 2021-DGWD	Series 2021-DGWD	Servicer and Special Servicer
Depositor	GSMS 2021-RNT2	Series 2021-RNT2	Servicer
Depositor	BMARK 2021-B29	Series 2021-B29	Master Servicer
Master and Special Servicer on the College Point loan and the ExchangeRight Net Leased Portfolio #48 loan under the BMARK 2021-B28 PSA
Special Servicer on the One SoHo Square loan under the SOHO 2021-SOHO PSA
Owner	GSMS 2021-1HTL	Series 2021-1HTL	Servicer
Depositor	GSMS 2021-GSA3	Series 2021-GSA3
Master Servicer on the La Encantada loan under the BENCHMARK 2021-B31 PSA
Depositor	BX 2021-RISE	Series 2021-RISE	Special Servicer